UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 12, 2009
CORPORATE PROPERTY ASSOCIATES 17 - GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

000-52891 (Commission File Number)	20-8429087 (IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY (Address of Principal Executive Offices)	10020 (Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1: LEASE AGREEMENT
EX-10.2: GUARANTY AND SURETYSHIP AGREEMENT
EX-10.3: ASSIGNMENT AND ASSUMPTION OF SUBLEASE
EX-10.4: WRAP-AROUND MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING
EX-99.1: SUMMARIZED FINANCIAL DATA
EX-99.2: PRO FORMA FINANCIAL INFORMATION

Item 2.01. Completion of Acquisition or Disposition of Assets
Explanatory Note:
This Form 8-K/A amends the Current Report on Form 8-K filed by the registrant on March 12, 2009. In that Current Report, we reported the completion of a sale-leaseback transaction with The New York Times Company. The purpose of this Form 8-K/A is to include the summarized financial data of The New York Times Company (“lease guarantor”) and the pro forma financial information required by Article 11 of Regulation S-X, which are attached as Exhibit 99.1 and 99.2, respectively, hereto.
Item 9.01. Financial Statements and Exhibits
(a) Financial Statements of Business Acquired.
The financial statements of the lease guarantor, prepared in accordance with Staff Accounting Bulletin No. 71, are attached as Exhibit 99.1 hereto.
(b) Pro Forma Financial Information.
The pro forma financial information required pursuant to Article 11 of Regulation S-X, is attached as Exhibit 99.2 hereto.
(d) Exhibits.

Exhibit No.	Exhibit
10.1	Lease Agreement by and between 620 Eighth NYT (NY) Limited Partnership, as landlord, and NYT Real Estate Company LLC, as tenant, dated March 6, 2009

10.2	Guaranty and Suretyship Agreement made by The New York Times Company (“NYTC”), and The New York Times Sales Company (“NYT Sales”), (NYTC and NYT Sales, collectively the “Guarantor”), to 620 Eighth NYT (NY) Limited Partnership (“Landlord”), dated March 6, 2009

10.3	Assignment and Assumption of Sublease by and between NYT Real Estate Company LLC and 620 Eighth NYT (NY) Limited Partnership, dated March 6, 2009

10.4	Wrap-Around Mortgage, Assignment of Rents, Security Agreement and Fixture Filing among NYT Real Estate Company LLC and New York State Urban Development Corporation, D/B/A Empire State Development Corporation and 620 Eighth NYT (NY) Limited Partnership, dated March 6, 2009

99.1	Summarized financial data of The New York Times Company

99.2	Pro forma financial information (unaudited)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 17 - Global Incorporated
Date: April 2, 2009	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and Acting Chief Financial Officer